EXHIBIT 23.2

The Board of Directors
Southern States Cooperative, Incorporated:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                    KPMG LLP


Atlanta, Georgia
May 5, 1999